EXHIBIT A


      The undersigned, Ziff Asset Management, L.P., a Delaware limited partnership, PBK Holdings, Inc., a Delaware corporation, Philip B. Korsant, and ZBI Equities, L.L.C., a Delaware limited liability company, hereby agree and acknowledge that the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  February 6, 2006

                                    ZIFF ASSET MANAGEMENT, L.P.
                                    By:PBK Holdings, Inc., its general partner


                                    By:/s/ DAVID GRAY
                                       --------------------------------------
                                       Name:  David Gray
                                       Title: Vice President


                                    PBK HOLDINGS, INC.


                                    By:/s/ DAVID GRAY
                                       --------------------------------------
                                       Name:  David Gray
                                       Title: Vice President



                                       /s/ PHILIP B. KORSANT
                                       --------------------------------------
                                            Philip B. Korsant


                                    ZBI EQUITIES, L.L.C.
                                    By:PBK Holdings, Inc., its sole member


                                    By:/s/ DAVID GRAY
                                       --------------------------------------
                                       Name:  David Gray
                                       Title: Vice President